ATSI                               NEWS RELEASE
COMMUNICATIONS
                                   CONTACT:     INVESTORINFO@ATSI.NET

                                   E-MAIL:      INVESTORINFO@ATSI.NET

                                   WEB SITE:    WWW.ATSI.NET
                                                ------------


                 SHAREHOLDERS APPROVE ALL PROPOSALS; MICHAEL G.
                           SANTRY ELECTED AS DIRECTOR

SAN  ANTONIO,  TEXAS, May 13, 2004, ATSI Communications, Inc.  (OTC: ATSC) today
                                                                     ----
announced the stockholder voting results from its 2004 Annual Stockholders meeting which was held in San Antonio on Thursday, May 6, 2004. The stockholders were asked to vote on three items. The description of the items and the voting results are provided below:

          Out of the 144,282,249 total voting interests entitled to vote, a total of 137,169,858 voted.

     On the first item, stockholders were asked to elect Murray R. Nye and Richard C. Benkendorf as Class B members of the Company's Board of Directors, with their terms expiring at the Annual Meeting of Stockholders to be held in 2007. The results of the vote on this item follow:

                                            FOR          WITHHELD
                                            ---          --------

     Murray R. Nye                      130,283,400     6,886,458

     Richard C. Benkendorf              130,642,345     6,527,513

     On the second item, stockholders were asked to ratify the selection of Malone & Bailey, PLLC as independent public accountants for the fiscal year ending July 31, 2004. The results of the vote on this item follow:

                                        FOR         AGAINST     ABSTAIN
                                        ---         -------     -------

     Malone & Bailey, PLLC          136,075,890     864,847     229,121

This being at least a majority of the shares present, the selection was ratified.

     On the third item, stockholders were asked to approve the reincorporation of the Company in Nevada. The results of the vote on this item follow:

                       FOR         AGAINST      ABSTAIN
                       ---         -------      -------

                   78,125,374     1,454,326     226,406

This being at least a majority of the shares present, the reincorporation was approved.

Arthur L. Smith, CEO and President stated, "On behalf of the Board of Directors and the management team of ATSI, we sincerely appreciate the support our shareholders have demonstrated. This reincorporation was vital to the ongoing efforts of the Company in its rebuilding process.

On another note, Michael G. Santry was elected to the Board of Directors as a Class A member with his term expiring at the Annual Meeting of Shareholders to be held in 2006. Mr. Santry is President of


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Bishopsgate  Investment  Corporation, providing consulting services to a venture capital fund and an entity involved in waste hauling equipment manufacturing. Mike also serves as President of Chartwell Group, Inc which is involved in start up ventures in water purification and residential mortgage lending. From
1986-1998, Mike was CEO of ATC Communications; a NASDAQ publicly traded publishing, database services and Telecommunications Company with 3,000 employees, later acquired, by Aegis Communications in July 1998. Mr. Santry is a Certified Public Accountant.

ATSI Communications, Inc. is an emerging international carrier serving the rapidly expanding niche markets in and between Latin America and the United
States, primarily Mexico. ATSI believes that it has clear advantages over its competition through its unique concession license in Mexico, interconnection and service agreements, and strategic partnerships with established carriers and network operators in Mexico.

This news release contains forward-looking statements. These statements describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "expect," "believe," and "should." Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. More detailed information about ATSI Communications, Inc. is available in the Company's public filings with the Securities and Exchange Commission.


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